EXHIBIT 10.80

Prepared by, Record and Return to: Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 2200 Chicago, IL 60602-3801 Attention: John R. Grier
FRED BUCHOLZ DUPAGE COUNTY RECORDER JUN. 08, 2007 RHSP 3:20 PM OTHER 10 – 17 – 111 – 009 80 PAGES R2007 – 107262

MORTGAGE AND SECURITY AGREEMENT

ARGONNE BRIDGE, LLC,

AND

JES ARGONNE BRIDGE, LLC

Jointly and severally, as tenants in common

MORTGAGOR

AND

PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC,

MORTGAGEE

DATED: AS OF MAY 31, 2007

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF ILLINOIS, COUNTY OF DUPAGE, KNOWN AS AND BY STREET ADDRESS 10330 ARGONNE WOODS DRIVE, WOODRIDGE, ILLINOIS.

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS

AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER

THE NAMES OF MORTGAGOR, AS “DEBTOR”, AND MORTGAGEE, AS “SECURED

PARTY”.

Loan No. 6107248

019954.0520

FRED BUCHOLZ         R2007-107262         DUPAGE COUNTY RECORDER

THIS MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is made as of May 31, 2007, by ARGONNE BRIDGE, LLC, an Illinois limited liability company (“ARGONNE”) and JES ARGONNE BRIDGE, LLC, a Delaware limited liability company (“JES”; JES and Argonne, collectively, “Mortgagor”), having an address at 233 South Wacker Drive, Suite 350, Chicago, Illinois 60606, in favor of PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company (“Mortgagee”), having an address at 100 Mulberry Street, Gateway Center 4, 8th Floor, Newark, New Jersey 07102.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, WARRANTS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, in all of Mortgagor’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the “Property”):

A. All that certain real property situated at City of Woodridge, County of DuPage, State of Illinois, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Land”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

B. All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Land (the “Improvements”; the Land and the Improvements are collectively, the “Real Estate”);

C. All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located in or on, attached to or used in and about the Real Estate, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Real Estate, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

D. All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, air rights and other development rights now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Estate or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

E. All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Estate, or any part thereof, whether now existing or hereafter created or acquired, together with (i) all utilities, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Land and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Land and/or Improvements, including, without limitation, all reservations of or commitments or letters covering any such use in the future;

F. All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;

G. All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Replacement Reserve and, as defined in Exhibit C, the Leasing Reserve, the Goodyear Rent Reserve and the Prepaid Rent Reserve (each as hereafter defined);

H. All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Real Estate now or hereafter entered into, as same may be amended (each, and including, without limitation, Major Leases, as defined below, a “Lease” and collectively, “Leases”) whether written or oral and all rents, royalties, issues, profits, revenue, income, funds, proceeds, lease termination fees, receipts and other benefits (collectively, the “Rents and Profits”) of the Real Estate or in any other way relating to the Real Estate, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees, occupants or licensees, as applicable under leases (each, a “Tenant” and collectively, the “Tenants”), of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases, or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.11 hereinbelow;

I. All contracts and agreements now or hereafter entered into or otherwise effective, covering or otherwise relating to all or any part of the Real Estate, as same may be amended (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, license agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including, but not limited to, plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements. (Any contract materially affecting the use, operation or construction of, or production of income in connection with the Property, as determined by Mortgagee, is referred to as a “Material Contract”).

J. All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate;

K. All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate, all names by which the Real Estate may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate) and all notes or chattel paper, now or hereafter arising from or by virtue of any transactions related to the Real Estate or otherwise related to the Real Estate (collectively, the “General Intangibles”);

L. To the extent assignable, all water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now existing or hereafter obtained in connection with the Real Estate and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate;

M. All building materials, supplies and equipment now or hereafter placed in or on the Real Estate and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate;

N. All insurance policies or binders now or hereafter relating to the Property, including, without limitation, all proceeds, awards and unearned premiums thereon;

O. All proceeds, products, substitutions and accessions (including, without limitation, claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, all proceeds of insurance and condemnation awards and all refunds, rebates or credits of any taxes or assessments levied against all or any portion of the Property whether as a result of tax certiorari or other proceedings or applications; and

P. All other or greater rights and interests of every nature in the Real Estate and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

Q. The tenancy in common interests of each entity comprising Mortgagor and all of their rights in, to, and under the TIC Agreement (as hereinafter defined) and any property management agreement related thereto, including, without limitation, a right of first refusal arising under Section 363(i) of the Bankruptcy Code.

FOR THE PURPOSES OF SECURING:

(1) The indebtedness evidenced by that certain promissory note (such promissory note, together with any and all renewals, modifications, consolidations and extensions thereof, is hereinafter referred to as the “Note”) of even date with this Mortgage and having a stated maturity date of June 5, 2017, made by Mortgagor payable to the order of Mortgagee in the original principal amount of Six Million One Hundred Fifty Thousand and 00/100 Dollars ($6,150,000.00), together with interest as therein provided;

(2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing, guarantying or otherwise relating to the Debt (as hereinafter defined), including, but not limited to, the Indemnity and Guaranty Agreement and the Hazardous Substances Indemnity Agreement (as such terms are hereinafter defined) (the Note, this Mortgage, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums herein or therein covenanted to be paid;

(3) Any and all additional advances made by Mortgagee in accordance with the Loan Documents to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Property at the time of such advances); and

(4) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4), above, are herein sometimes referred to as the “indebtedness secured hereby”, the “secured indebtedness” or the “Debt”).

TO HAVE AND TO HOLD the Property unto Mortgagee, its successors and assigns forever, for the purposes and uses herein set forth, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property, subject only to the Permitted Exceptions (as hereinafter defined).

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note and the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall release this Mortgage and the other recorded Loan Documents and the lien hereof and thereof by proper instrument.

ARTICLE I

COVENANTS OF MORTGAGOR

For the purpose of further securing the Debt and for the protection of the security of this Mortgage, for so long as the Debt or any part thereof remains unpaid, Mortgagor represents, warrants, covenants and agrees as follows:

Section 1.1 Representations, Warranties and Covenants of Mortgagor. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

(a) Organization and Existence. Mortgagor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Illinois (as to Argonne) or Delaware (as to JES) and in all other jurisdictions in which Mortgagor is transacting business. Mortgagor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

(b) Authorization. Mortgagor has taken all necessary action for the authorization of the borrowing on account of the loan secured hereby (“the Loan”), and for the execution, delivery and performance of the Loan Documents, including, without limitation, the constituents of each entity comprising Mortgagor whose approval is required by the terms of their relevant organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. No other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Mortgagor have been duly and validly executed and delivered by Mortgagor.

(d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Mortgagor and are fully enforceable against Mortgagor in accordance with their terms by Mortgagee and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.

(e) No Defenses. The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(f) Defense of Usury. Mortgagor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by Mortgagor will not cause or constitute a default under or conflict with the organizational documents of Mortgagor, any guarantor of any of Mortgagor’s obligations under the Loan Documents or any shareholder, general partner or managing member of Mortgagor or any guarantor of any of Mortgagor’s obligations under the Loan Documents. The execution, delivery and performance of the obligations imposed on Mortgagor under the Loan Documents will not cause Mortgagor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Mortgagor is a party or by which Mortgagor is bound.

(h) Compliance with Applicable Laws and Regulations. The Property, including, but not limited to, its use, complies with, and shall remain in compliance with, all applicable statutes, rules, regulations, ordinances and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, subdivision, flood, health, environmental and land use. The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on the Property. All certifications, permits, licenses and approvals, and all franchises, patents, copyrights, trademarks and trade names, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as currently in use, are in Mortgagor’s possession and are in full force and effect. All of the Improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Mortgagor have been obtained or made.

(j) No Litigation. There are no pending or threatened judicial, governmental, administrative, mediation or arbitration actions, suits or proceedings, arbitrations or governmental investigations against the Property, Mortgagor, any general partner, member or shareholder of Mortgagor, or any guarantor of any of Mortgagor’s obligations under the Loan Documents, an adverse outcome of which would materially impair either the value of the Property or Mortgagor’s ability to perform its covenants and obligations under the Note, the Mortgage and the other Loan Documents. Without limiting the foregoing, Mortgagor has disclosed to Mortgagee in writing the pendency of certain lawsuits.

(k) Title. Mortgagor has good, marketable and indefeasible fee simple title to the Property, subject only to those matters expressly listed as exceptions or subordinate matters in the title insurance policy insuring the lien of this Mortgage (the “Title Policy”) and which Mortgagee has agreed to accept, and excepting therefrom all pre-printed and/or standard exceptions (the “Permitted Exceptions”). The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Mortgagor’s knowledge. Further, Mortgagor has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Property pursuant to any foreclosure.

(l) Permitted Exceptions. The Permitted Exceptions do not and will not materially interfere with the security of this Mortgage or materially and adversely affect (1) the ability of Mortgagor to generate income from the Property sufficient to pay in full the principal and interest on the Note and otherwise service the Loan evidenced by the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.

(m) First Lien. Upon the execution by Mortgagor and the recording of this Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, Mortgagee will have a valid first lien on the Property and a valid security interest in all personal property secured hereby, subject to no liens, charges or encumbrances other than the Permitted Exceptions.

(n) ERISA. Mortgagor has made and shall continue to make all required contributions to all employee benefit plans, if any, and Mortgagor has no knowledge of any material liability which has been incurred by Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other federal or state law.

(o) Contingent Liabilities. Mortgagor has no known material contingent liabilities.

(p) No Other Obligations. Mortgagor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mortgagor is a party or by which Mortgagor or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under this Mortgage and the other Loan Documents.

(q) Fraudulent Conveyance. Mortgagor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Mortgagor’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Mortgagor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Mortgagor’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Mortgagor’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Mortgagor’s assets do not and, immediately following the execution and delivery of the Loan Documents, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Mortgagor).

(r) Investment Company Act. Mortgagor is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(s) Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate gas, electric, cable, telephone, water, storm sewer, sanitary sewer and storm drain facilities. All public utilities (including, but not limited to, the foregoing) necessary to the continued use, enjoyment, occupancy, operation and disposition of the Property as presently used and enjoyed are located in the public right-of-way or in easement areas insured by the Title Policy abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property (other than in said insured easement areas). All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Real Estate and the Improvements have been completed, have been publicly dedicated and accepted by the appropriate municipal authority and are open and provide public ingress and egress to the Real Estate and the Improvements, or are the subject of irrevocable, perpetual access easements without condition or cost to Mortgagor and which easements are for the benefit of the Property and subject to the approval of Mortgagee.

(t) Taxes Paid. Mortgagor has filed all federal, state, county and municipal tax returns required to have been filed by Mortgagor, and has paid such returns pursuant to such returns or pursuant to any notice of assessment received by Mortgagor, and Mortgagor has no knowledge of any basis for additional assessment with respect to such taxes. Further, the Property is free from delinquent water charges, sewer rents, taxes and assessments. Mortgagor and the Property are free from any past due obligations for sales and payroll taxes.

(u) Single Tax Lot. The Real Estate consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Real Estate and no portion of the Real Estate lies in any other tax lot.

(v) Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Mortgagor, are there any contemplated improvements to the Property that may result in such special or other assessments.

(w) Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

(x) Seismic Exposure. The Property is not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.”.

(y) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Mortgagor which has not been disclosed which materially and adversely affects, nor as far as Mortgagor can foresee, might materially and adversely affect the business, operations or condition (financial or otherwise) of the representing party.

(z) Condition of Improvements. The Property is free and clear of any damage that would materially and adversely affect its value and, without limiting the foregoing, the Property has not been damaged by fire, water, flood, wind, accident or other cause of loss or casualty, and any previous damage to the Property has been fully restored. To the best of Mortgagor’s knowledge after diligent inquiry, the Improvements are structurally sound, in good repair and free and clear of any defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

(aa) No Insolvency or Judgment. Neither Mortgagor, nor any guarantor of any of Mortgagor’s obligations under the Loan Documents is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The Loan will not render Mortgagor nor any shareholder, general partner or member of Mortgagor insolvent. As used in this Mortgage, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(bb) No Condemnation. No part of any property subject to the Mortgage has been taken in condemnation or any like proceeding, which part would constitute a material portion of the Property or would otherwise impair the value of the Property, the Mortgage or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the “Loan Application”), nor is any proceeding pending or to Mortgagor’s knowledge, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.

(cc) No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics, laborers or materialmen’s liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of this Mortgage.

(dd) No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option to purchase all or any interest in or portion of the Property or has a right of first offer or refusal or similar right with respect to the Property or any interest therein or portion thereof.

(ee) Leases.

(1) Mortgagor has delivered to Mortgagee a true, correct and complete schedule (the “Rent Roll”) of all Leases affecting the Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder, and any other material provisions of such Lease.

(2) Each Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor’s knowledge and belief, is enforceable against the Tenant thereof. No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Property.

(3) No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised.

(4) All work to be performed by Mortgagor under the Leases has been substantially performed, all contributions to be made by Mortgagor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied.

(5) Each Tenant under a Lease has entered into occupancy of the demised premises.

(6) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Leases described in the Rent Roll.

(7) To the best of Mortgagor’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

(8) No Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Mortgage.

(9) No person or entity has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases.

(10) As of the date hereof, (i) Mortgagor is the owner and holder of the landlord’s interest under each Lease; (ii) there are no prior assignments of any Lease or any portion of the Rents and Profits, which assignments are presently outstanding; (iii) the

Leases are on the standard form of lease approved by Mortgagee and have not been modified or amended, except as disclosed to Mortgagee in writing; (iv) each Lease is in full force and effect; (v) neither Mortgagor nor to Mortgagor’s knowledge, any tenant under any Lease is in default under any of the terms, covenants or provisions of any Lease, and Mortgagor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) there are no offsets or defenses to the payment of any portion of the Rents and Profits and (vii) all Rents and Profits due and payable under each Lease have been paid in full and no said Rents and Profits have been paid more than one (1) month in advance of the due date thereof.

(ff) Appraisal. All requirements and conditions of the appraisal of the Property submitted to Mortgagee as part of the Loan Application, upon which the value of the Property was conditioned, have been fully satisfied.

(gg) Boundary Lines. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

(hh) Survey. The survey of the Property delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Property is situated, is certified to Mortgagee, its successors and assigns, and the title insurance company, and is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and to Mortgagor’s knowledge after diligent inquiry, all curb cuts, driveways and traffic signals shown on the survey delivered to Mortgagee are existing and have been fully approved by the appropriate governmental authority.

(ii) Forfeiture. There has not been and shall never be committed by Mortgagor or to Mortgagor’s knowledge, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mortgagor’s obligations under any of the Loan Documents.

(jj) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by Mortgagor in connection with the Loan other than HSA Commercial Real Estate, whose fees have been paid by Mortgagor pursuant to separate agreement.

(kk) Conviction of Criminal Acts. Neither Mortgagor, nor any guarantor of any of Mortgagor’s obligations under the Loan Documents (x) has ever been convicted of a crime, or (y) is currently the subject of any pending or threatened criminal investigation or proceeding.

(ll) Security Agreement. There are no security agreements or financing statements affecting any of the Property other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Mortgagee.

(mm) Homestead. The Property forms no part of any property owned, used or claimed by Mortgagor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located. Mortgagor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

(nn) Contracts. Mortgagor has delivered to Mortgagee true, correct and complete copies of all Contracts; each Contract constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor’s knowledge and belief, is enforceable against all other parties thereto; no default exists, or with the passing of time or the giving of notice or both would exist, under any Material Contract; and no Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Mortgage. Mortgagee shall have the right to approve (such right of approval (if exercised) not to be unreasonably withheld) each Material Contract, and in connection therewith, Mortgagor shall deliver to Mortgagee final drafts of each Material Contract not less than fourteen (14) days prior to its execution.

(oo) Foreign Person. Mortgagor is not a “foreign person” within the meaning of §1443(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department Regulations, including, but not limited to, temporary regulations.

(pp) Omissions. To the best of Mortgagor’s knowledge, all reports, certificates, affidavits, statements and other data furnished to Mortgagee by or on behalf of Mortgagor or any guarantor or indemnitor in connection with the Loan are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements therein not misleading.

(qq) Mortgagor shall not distribute to its shareholders, members, partners or any other person or entity, directly or indirectly, any Rents and Profits at any time to the extent that same are reasonably anticipated to be needed for the maintenance of the Real Estate or for other Real Estate related expenses or for the payment of reasonably anticipated amounts to become due under the Loan Documents (“Necessary Property Receipts”).

Section 1.2 Defense of Title. If, while this Mortgage is in force, the title to the Property or the interest of Mortgagee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including, but not limited to, the employment of counsel approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall reasonably deem necessary or proper, and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Rate (as defined in the Note) from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

Section 1.3 Performance of Obligations. Mortgagor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note and the other Loan Documents. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly and strictly perform and comply in all material respects with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

Section 1.4 Insurance. Mortgagor shall, at Mortgagor’s expense, maintain in force and effect on the Property at all times while this Mortgage continues in effect the following insurance:

(a) Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” or “special form” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee’s election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Mortgagor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Mortgagor from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee’s approval. The maximum deductible shall be $25,000.00.

(b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Property in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $2,000,000.00. During any construction on the Property, Mortgagor’s general contractor for such construction shall also provide the insurance required in this Subsection (b). Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

(c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Property, “Systems Breakdowns” coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s).

(d) If the Improvements or any part thereof are situated in an area now or subsequently designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured) or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

(e) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000.00, at Mortgagee’s request, a completed value, “All Risk” Builder’s Risk form, or “Course of Construction” insurance policy in non-reporting form with replacement cost and no co-insurance, in an amount approved by Mortgagee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Mortgagee, shall be required.

(f) When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the workers’ compensation laws of the state in which the Property is located.

(g) Business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for all Rents and Profits or income during a period of not less than twelve (12) months. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding twelve (12) month period.

(h) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental and law and ordinance insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

(i) All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Property is located and which insurers, unless otherwise approved in writing by Mortgagee, shall have and maintain a rating of at least “BBB” or higher from Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies (“Standard & Poor’s”); (ii) contain the complete address of the Real Estate (or a complete legal description); (iii) be for terms of at least one (1) year with premium prepaid; (iv) be subject to the approval of Mortgagee (which approval shall not be unreasonably withheld) as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates; (v) contain deductibles which do not exceed $10,000.00 (except that (x) the deductible with respect to the policy described in clause (a) above shall not exceed $25,000.00; (y) there shall be no deductible with respect to the policies described in (b), above, unless otherwise approved by Mortgagee and (z) the deductible with respect to the policy described in clause (d), above, shall not exceed $3,000.00); and (vi) include a standard, non-contributory, mortgagee clause naming:

Prudential Mortgage Capital Company, LLC, its successors and assigns as their interest may appear

c/o Prudential Asset Resources

Attn: Insurance Department

2200 Ross Avenue, Suite 4900E

Dallas, Texas 75201

as an additional insured under all liability insurance policies, (b) as the first mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

Mortgagor shall, as of the date hereof, deliver to Mortgagee (a) evidence that said insurance policies have been prepaid as required above and (b) original certificates of insurance signed by an authorized agent of the applicable insurance companies and upon Mortgagee’s request, certified copies of such insurance policies evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates and, upon request of Mortgagee, certified copies of policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Mortgagor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Mortgagee prior to (x) any policy reduction, cancellation or termination for any reason and (y) any modification thereof which affects the interest of Mortgagee; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Mortgagee; (iv) in the event that the Real Estate or the Improvements constitutes a legal nonconforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee’s applicable insurance requirements set forth in this Section 1.4. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Mortgagor to Mortgagee as further security for the Debt. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld provided that (i) Mortgagee is a named insured on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. To the extent that at any time Mortgagee agrees to accept (a) insurance in amounts less than that which is required by the foregoing provisions of this Section 1.4 or (b) insurance from an insurer that is rated less than that which is required by the foregoing provisions of this Section 1.4, Mortgagee may terminate its waiver and reassert the aforesaid minimum coverage amounts and rating requirements upon any renewal of any insurance coverage or at any time if (x) the coverage provided under such policies is reduced or (y) the rating of any insurer is reduced or (z) Mortgagee determines that any other material adverse event has occurred with respect to the financial condition of such insurer.

Section 1.5 Payment of Taxes. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Mortgage, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may in good faith, by appropriate proceedings and upon notice to

Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Mortgagee therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account (as hereinafter defined) an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, further, that in any event each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

Section 1.6 Tax and Insurance Impound Account. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the “Impound Account”) with Mortgagee for payment of real estate taxes and assessments and insurance on the Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Mortgagor is required by law to pay same, and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as reasonably estimated and determined by Mortgagee. So long as no Event of Default (as defined in Section 2.1) has occurred and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both, would constitute an Event of Default (a “Default”), all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on the funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor, unless required by applicable law. Notwithstanding the foregoing, Mortgagee hereby waives monthly deposits to the Impound Account so long as there is no Event of Default under the Loan Documents and such taxes, assessments and insurance premiums are timely paid and Mortgagee is furnished evidence thereof as required above.

Section 1.7 Intentionally Deleted.

Section 1.8 Replacement Reserve; Security Interest in Reserves.

(a) As additional security for the Debt, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a repair reserve (the “Replacement Reserve”) with Mortgagee for payment of certain non-recurring types of costs and expenses incurred by Mortgagor for interior and exterior work to the Property, including, without limitation, performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, driveways, ramps, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the “Repairs”) provided such costs and expenses are incurred for repairs (i) not incurred for ordinary wear and tear at the Property and (ii) categorized under generally accepted accounting principles as a capital expense and not as an operating expense. Commencing on the first monthly Payment Date under the Note and continuing thereafter on each and every monthly Payment Date under the Note, Mortgagor shall pay Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $620.00 per month. Notwithstanding the foregoing, Mortgagee hereby waives monthly deposits to the Replacement Reserve so long as there is no Event of Default under the Loan Documents and the Property is being well maintained based on Mortgagee’s annual inspections of the Property as discussed below. So long as no Default or Event of Default has occurred and is continuing, all sums in the Replacement Reserve shall be held by Mortgagee in the Replacement Reserve to pay the costs and expenses of the Repairs. So long as no Default or Event of Default has occurred and is continuing, Mortgagee shall from time to time, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Mortgagor the amount incurred and paid by Mortgagor in performing such Repairs within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor in the form attached hereto as Exhibit B that the applicable item of Repair has been completed; (b) the delivery to Mortgagee of paid invoices, receipts or other evidence reasonably satisfactory to Mortgagee, verifying the cost and payment of performing the Repairs; (c) for disbursement requests in excess of $20,000.00, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of

$20,000.00, delivery to Mortgagee of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to Mortgagee (the “Work Inspector”) describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (e) for disbursement requests in excess of $20,000.00, delivery to Mortgagee of a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new (or amended) certificate of occupancy is required by law, or evidence reasonably acceptable to Mortgagee that no new (or amended) certificate of occupancy is required. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any ninety (90) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee, at Mortgagor’s expense, may make or cause to be made during the term of this Mortgage an annual inspection at the Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Repairs of the Property. In addition, Mortgagee, at Mortgagor’s expense, may make or cause to be made, Property inspections at such other times as Mortgagee shall elect to (i) inspect Repairs or (ii) examine Property conditions following an emergency or a Default. In the event that such inspection reveals that further Repairs of the Property or other work is required, Mortgagee shall provide Mortgagor with a written description of the required Repairs or other work and Mortgagor shall complete such Repairs or other work to the reasonable satisfaction of Mortgagee within ninety (90) days after the receipt of such description from Mortgagee, or such later date as may be approved by Mortgagee in its reasonable discretion. The Replacement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. Interest on the funds contained in the Replacement Reserve shall be credited to Mortgagor pursuant to Section 4.31 hereof.

(b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Mortgagor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Mortgagee, and hereby grants to Mortgagee a security interest in (i) the Impound Account, the Replacement Reserve and, as defined in Exhibit C, the Leasing Reserve, the Goodyear Rent Reserve, the Prepaid Rent Reserve and any other reserve or escrow account established, pursuant to the terms hereof or of any other Loan Documents (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance of said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Mortgagor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Mortgagee’s name or the name of any entity servicing the Note for Mortgagee and hereby acknowledges and agrees, that Mortgagee, or at Mortgagee’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor’s direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon a Default or an Event of Default, Mortgagor hereby waives all right to withdraw funds from the Reserves. If an Event of Default shall occur hereunder or under any other of the Loan Documents, then Mortgagee may, without notice or demand on Mortgagor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner or as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, and/or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default hereunder or under the other Loan Documents.

(c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. The Reserves are solely for the protection of Mortgagee and entail no responsibility on Mortgagee’s part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Mortgagee, any funds in the Reserves shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Mortgagee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the Default Rate from the date so deposited by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Mortgage, Mortgagee may, but shall not be obligated, to apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Mortgagee shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of any or all of the Reserves then in Mortgagee’s possession, together with interest credited thereon, if any, pursuant to Section 4.31 hereof, shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

Section 1.9 Casualty and Condemnation.

(a) Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Mortgagee. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or in Mortgagor’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $150,000.00. Insurance proceeds coming into possession of Mortgagee shall not be deemed trust funds and Mortgagee shall have the option in its sole discretion to apply any insurance proceeds it may receive pursuant hereto to the payment of the Debt or to allow all or a portion of such proceeds to be used for the restoration of the Property. In the event any such insurance proceeds shall be used to reduce the Debt, Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums.

(b) In the event that less than fifty percent (50%) of the Improvements located on the Real Estate have been destroyed, or in the event that less than twenty-five percent (25%) of the Real Estate is taken, then if and so long as:

(1) no Default or Event of Default is then continuing hereunder or under any of the other Loan Documents; and

(2) the Property can, in Mortgagee’s judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage by the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and (ii) six (6) months prior to the stated maturity date of the Note; and

(3) all necessary governmental approvals can be obtained to allow the rebuilding and re-occupancy of the Property as described in Section 1.9(b)(2) above; and

(4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall, at Mortgagee’s option, have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair; and

(5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the Loan, including, but not limited to, an assessment of the impact of the termination of any Leases due to such casualty or condemnation; and

(6) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $150,000.00, Mortgagor shall have delivered to Mortgagee, at Mortgagor’s sole cost and expense, an appraisal report in form and substance satisfactory to Mortgagee appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Mortgagee in its determination to make the Loan; and

(7) Mortgagor so elects by written notice delivered to Mortgagee within five (5) days after settlement of the aforesaid insurance or condemnation claim;

then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, with any remainder being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

(c) In all other cases, namely, in the event that fifty percent (50%) or more of the Improvements located on the Real Estate have been destroyed or twenty-five percent (25%) or more of the Real Estate is taken or Mortgagor does not elect to restore or repair the Property pursuant to clause (b) above or otherwise fails to meet the requirements of clause (b) above, then, in any of such events, Mortgagee shall elect, in Mortgagee’s sole and absolute discretion and without regard to the adequacy of Mortgagee’s security, to do either of the following: (1) accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Property pursuant to the provisions of Section 1.9(b)(7), above, require Mortgagor to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to, the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including, but not limited to, Mortgagee’s costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

Any reduction in the Debt resulting from Mortgagee’s application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Mortgagor elects as provided above or Mortgagee directs Mortgagor to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage award or recovery, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section 1.9, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

Section 1.10 Mechanics’ Liens. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements; provided, however, that, Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee’s request, promptly provide a bond, cash deposit or other security satisfactory to Mortgagee to protect Mortgagee’s interest and security should the contest be unsuccessful. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

Section 1.11 Leases, Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Leases and Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default, Mortgagor shall have a license to collect, receive, use apply and distribute the Rents and Profits subject to the other terms and conditions of the Loan Documents and Profits when due and prepayments thereof for not more than one (1) month prior to the due date thereof. Upon the occurrence of an Event of Default, Mortgagor’s license shall automatically terminate without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee and Mortgagor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Mortgagee nor the exercise of Mortgagee’s rights as assignee of the Leases shall constitute an assumption by Mortgagee of any obligations under any Lease or other agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default, pay said Rents and Profits to Mortgagee without liability to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor’s obligation to make such payment to Mortgagor. All Rents and Profits collected or received by Mortgagee may be applied against all expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents and Profits to the Debt shall cure or be deemed a waiver of any Default or Event of Default. The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. As additional security for the indebtedness secured hereby, Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (as same may be hereafter amended, consolidated or modified from time to time, the “Assignment”) in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the

Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

Section 1.12 Leases and Licenses.

(a) Subject to Section 1.12(d) below, prior to execution of any Leases of space in the Improvements or otherwise at the Property after the date hereof, Mortgagor shall submit to Mortgagee, for Mortgagee’s prior approval, which approval shall not be unreasonably withheld, a copy of the form lease Mortgagor plans to use in leasing space in the Improvements. All Leases of space in the Improvements or otherwise at the Property shall be on terms consistent with the terms for similar leases in the market area of the Real Estate, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Real Estate. Such Leases shall also provide for security deposits in reasonable amounts consistent with prevailing market conditions. Mortgagor shall also submit to Mortgagee for Mortgagee’s approval (which approval shall not be unreasonably withheld, and shall be deemed approved after fifteen (15) business days, provided such request is made in the same manner as set forth in subparagraph (d) below), prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Mortgagor shall not execute any Lease for all or a substantial portion of the Property, except for an actual occupancy by the lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, in all material respects, all of the covenants, conditions and agreements contained in all Leases with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall promptly send to Mortgagee copies of all notices of default which Mortgagor shall send or receive under any Lease. Mortgagor shall furnish to Mortgagee, upon request from time to time, a copy of each Lease and upon Mortgage’s request, Mortgagor shall use reasonable efforts to obtain an estoppel certificate from the tenant under each Lease (provided that Mortgagor shall not be required to deliver such certificates more frequently than twice in any calendar year). Mortgagor shall furnish to Mortgagee, within ten (10) days after a request by Mortgagee to do so, but in any event no later than ten (10) days after the end of each calendar quarter, a current Rent Roll certified by Mortgagor as being true and correct containing the names of all Tenants, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant’s security deposit. Mortgagor (i) shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same; (ii) shall not further assign any such Lease or the Rents or Profits; (iii) shall enforce, short of termination, the performance and observance of each and every material condition and covenant of each of the parties under such Leases; (iv) shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases; and (v) shall not consent to any assignment of or subletting under any Lease not in accordance with its terms, unless Mortgagor is not entitled to withhold its consent under the terms of such Lease. With respect to Leases not covered under subparagraph (d), below, Mortgagor shall not, without the prior written consent of Mortgagee in each instance (which consent shall not be unreasonably withheld), modify any of the Leases (including, but not limited to, any guaranty, letter of credit or other credit support thereof) or terminate or accept the surrender of any Leases, or waive or release any other party from the performance or observance of any obligation or condition under such Leases except in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located. Mortgagor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

(b) Each Lease executed after the date hereof affecting any of the Real Estate or the Improvements must provide, in a manner approved by Mortgagee, that such Lease is subject and subordinate to this Mortgage and that the Tenant, will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Mortgagor under such Lease upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor-in-interest.

(c) Upon the occurrence of an Event of Default under this Mortgage, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to take, actual possession of the Property or any part thereof personally, or by its agent or attorneys. In such event, Mortgagee shall have, and Mortgagor hereby gives and grants to Mortgagee, the right, power and authority to make and enter into Leases with respect to the Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Mortgagee may deem desirable in its sole discretion, and Mortgagor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Property, it being the intention of Mortgagor that in such event Mortgagee shall be deemed to be and shall be the attorney-in-fact of Mortgagor for the purpose of making and entering into Leases of parts or portions of the Property for the rents and upon the terms, conditions and provisions deemed desirable to Mortgagee in its sole discretion and with like effect as if such Leases had been made by Mortgagor as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Mortgage. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Property, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Mortgagor shall, and does hereby, indemnify Mortgagee for, and hold Mortgagee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Mortgagee under any such Lease or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Mortgagee. Should Mortgagee incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the Tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section.

(d) Mortgagor covenants and agrees that, with the exception of lease amendments entered into solely to reflect the exercise by a tenant of a right set forth in any Lease which has predetermined terms contained in the Lease; it shall not enter into, modify, waive or release any party from the performance or observance of any material obligation or condition, or terminate or accept the surrender, of any Lease (including, but not limited to, any guaranty, letter of credit or other credit support thereof) (each of the foregoing circumstances being a “Material Lease Event”) which (x) affects fifteen percent (15%) or more of the gross leasable area of the Improvements or (y) affects 12,500 square feet or more of the Property or (z) has a term of more than ten (10) years (each of (x), (y) and (z) being a “Major Lease”), without the prior written approval of Mortgagee in each instance, which approval shall not be unreasonably withheld. Each request for approval shall be made in writing to Mortgagee (and any loan servicer specified from time to time by Mortgagee) and shall include the following in all capital, bold and block letters:

“THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN 15 BUSINESS DAYS OF RECEIPT. FAILURE TO DO SO WILL BE DEEMED AN APPROVAL OF THE REQUEST.”

In addition, Mortgagor shall include with each request the following items, as applicable: (i) such biographical and financial information about the proposed Tenant as Mortgagee may require in conjunction with its review, (ii) a copy of the proposed form of Lease or modification, and (iii) a summary of the material terms of such proposed Lease or modification (including, without limitation, rental terms and the term of the proposed lease or modification and any options). It is acknowledged that Mortgagee intends to include (as applicable) among its criteria for approval the following: (i) such Lease or modification shall be with a bona-fide arm’s-length Tenant; (ii) such Lease or modification shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and leases in the market area of the Property; (iii) such Lease or modification shall provide that the Tenant pays for its expenses; (iv) the rental shall be at least at the market rate then prevailing for similar properties and leases in the market areas of the Property; and (v) such Lease shall contain subordination and attornment provisions in form and content acceptable to Mortgagee. Failure of Mortgagee to approve or disapprove a Material Lease Event within fifteen (15) business days after receipt of such written request and all documents and information required by Mortgagee, shall be deemed approval, provided that the written request for approval specifically mentioned the same as required above. Notwithstanding anything herein to the contrary, except as provided in Subsection (a) above, Mortgagor shall not be required to obtain Mortgagee’s consent to any Material Lease Event that does not pertain to a Major Lease. In all events, and without limiting the foregoing, any new or modified Lease and any consent, waiver or release by Mortgagor with respect to any Lease and any Lease termination or acceptance of surrender by Mortgagor, must be consistent with sound and customary leasing and management practices. Without limiting the foregoing, any new or modified Lease for fifty percent (50%) or more of the leasable area of the Improvements shall contain a provision whereby the tenant thereunder agrees to provide financial statements reasonably acceptable to Mortgagee upon Mortgagee’s periodic request therefor.

(e) All security deposits of tenants, whether held in cash or in any other form, shall not be commingled with any other funds of Mortgagor or any other person and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Mortgagee. Any bond or other instrument which Mortgagor holds or shall hold in lieu of cash security deposits shall be maintained in full force and effect unless replaced by cash deposits; shall be issued by an institution reasonably satisfactory to Mortgagee; shall, if permitted pursuant to any applicable legal requirements, name Mortgagee as payee or mortgagee thereunder or, at Mortgagee’s option, be assigned or fully assignable to Mortgagee; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor’s compliance with the foregoing. Upon an Event of Default, Mortgagor shall, immediately upon Mortgagee’s request (if permitted by applicable law), deliver and, if applicable, assign to Mortgagee the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all portions of the Property, to be held by Mortgagee subject to the terms of the Leases.

Section 1.13 Alienation and Further Encumbrances.

(a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the Loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or interest therein or direct or indirect interest in Mortgagor shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred, or Mortgagor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily (each of the foregoing being a “Transfer”), without, in each instance, the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee’s sole discretion, and receipt by Mortgagee of confirmation that there will be no

Adverse Rating Impact (as defined below), then, the same shall constitute an Event of Default hereunder and Mortgagee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Mortgagor were prepaying the entire Debt on the date of such acceleration. For the purposes of this Section each of the following shall be deemed to be a Transfer: (i) in the event either Mortgagor or any of its shareholders, general partners or members is a corporation or trust, the direct or indirect sale, conveyance, transfer or disposition, alienation, hypothecation, or encumbering of more than 10% of the issued and outstanding capital stock of Mortgagor or any of its general partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its shareholders, general partners or members so that immediately after such issuance, in one or a series of transactions, the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance); (ii) in the event Mortgagor or any shareholder, general partner or managing member of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a change of any general partner, joint venturer, limited liability company manager or managing member or a change in the ownership interests in any general partner, joint venturer, limited liability company manager or managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any shareholder, general partner, joint venturer, limited liability company manager or managing member in Mortgagor or such shareholder, general partner, joint venturer, limited liability company manager or managing member (whether in the form of a beneficial or ownership interest or in the form of a power of direction, control or management, or otherwise); and (iii) any change or transfer in respect of the Property or any interest therein, or any direct or indirect change or transfer in Mortgagor or any interest therein, resulting in any change in the management or control of Mortgagor or the Property. Notwithstanding the foregoing, however, each of the following transfers shall be permitted without Mortgagee’s consent except as expressly set forth (and will not constitute an Event of Default): (i) direct and indirect limited partnership and non-managing membership interests in or shares of Mortgagor or in any shareholder, general partner, member or in any managing member of Mortgagor so long as following such transfer, the persons responsible for the management and/or control of the Property and/or Mortgagor remain in legal, beneficial and actual control and management of the Property, (ii) any involuntary transfer or change in a limited liability company manager or member caused by the death of Mortgagor or any direct and indirect general partner, shareholder, joint venturer, member, manager or beneficial owner of a trust, so long as Mortgagor is reconstituted, if required, following such death and so long as those persons responsible for the control and/or management of the Property and/or Mortgagor remain unchanged as a result of such death, or any replacement control and/or management is approved in writing by Mortgagee in each instance, and (iii) gifts for estate planning purposes of any individual’s interests in Mortgagor or in any of Mortgagor’s direct and indirect shareholders, general partners, members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, so long as Mortgagor is reconstituted, if required, following such gift and so long as those persons responsible for the control and/or management of the Property and/or Mortgagor remain unchanged following such gift, or any replacement control and/or management is approved in writing by Mortgagee in each instance. Notwithstanding any provision in this Mortgage to the contrary (except for the immediately following grammatical sentence), unless approved by Mortgagee in advance in writing and in each instance and subject to receipt by Mortgagee of confirmation that there will be no Adverse Rating Impact (as defined below), there shall not be permitted any (A) Transfer in one or more related transactions of a forty-nine percent (49%) or greater direct or indirect interest in Mortgagor or any successive partner, member or limited liability company manager thereof or (B) any direct or indirect change in the management or control of Mortgagor or any shareholder, general partner, managing member or limited liability company manager. Notwithstanding anything in this Section 1.13 to the contrary, the following Transfers, with respect to the original Mortgagor only, are permitted without Mortgagee’s consent (and will not constitute an Event of Default) so long as Melissa S. Pielet, John E. Shaffer, Ronald Frain and Robert E. Smietana (each a “Key Guarantor” and collectively, the “Key Guarantors”) continue to be responsible for the management and control of Mortgagor (i.e. said Key Guarantors are Board Members (as defined in the Mortgagor’s operating agreement) or, if there are fewer than five Board Members, three of the four Key Guarantors continue to be responsible for the management and control of Mortgagor (i.e. three of the four Key Guarantors are Board Members): (i) transfers of direct and indirect limited partnership and membership interests in or shares of Mortgagor or in any shareholder, general partner, member or in any managing member of Mortgagor, (ii) any involuntary transfer of direct or indirect interests in Mortgagor caused by the death, incapacity, removal or resignation of any direct or indirect partner, shareholder, joint venturer, member, manager or beneficial owner of a trust, with a direct or indirect interest in Mortgagor, (iii) gifts for estate planning purposes of any individual’s interests in Mortgagor or in any of Mortgagor’s direct and indirect shareholders, general partners, members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, (iv) transfers among the persons responsible for the control and/or management of Mortgagor.

(b) Notwithstanding the foregoing provisions of this Section, Mortgagee shall consent to three sales, conveyances or transfers of the Property in its entirety (hereinafter, individually, each a “Sale”) to any person or entity provided that each of the following terms and conditions are satisfied for each such Sale:

(1) No Default or Event of Default is then continuing hereunder or under any of the other Loan Documents;

(2) Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $1,500.00. Mortgagee shall have the right to approve or disapprove the proposed Buyer. (In no event may the Buyer be a non-United States entity.) In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer’s and its principals’ experience and track record in owning and operating facilities similar to the Property, the Buyer’s and its principals’ financial strength, the Buyer’s and its principals’ general business standing and the Buyer’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee determines to be commercially reasonable in Mortgagee’s sole discretion and, if given, may be given subject to such conditions as Mortgagee may deem appropriate;

(3) Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee of the following applicable percentages of the unpaid principal balance of the Note together with all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, and rating agency fees (including, but not limited to, rating agency counsel fees), incurred by Mortgagee or otherwise payable in connection with the Sale and the assumption (the applicable percentages for said assumption fee are as follows: four tenths percent (.4%) for the first Sale; six tenths percent (.6%) for the second Sale; and eight tenths percent (.8%) for the third Sale).

(4) The Buyer assumes and agrees to pay the Debt subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate said assumption, including an assumption of the obligations of Mortgagor under the Loan Documents, and delivers such legal opinions as Mortgagee may reasonably require;

(5) A party or parties associated with the Buyer approved by Mortgagee in its sole discretion assumes the obligations of the current indemnitors under their guaranty or indemnity agreement and such party or parties associated with the Buyer executes, without any cost or expense to Mortgagee, a new guaranty or indemnity agreement in substantially the same form as that delivered by the current indemnitors and delivers such legal opinions as Mortgagee may reasonably require in form and substance, and from a firm, acceptable to Mortgagee;

(6) Mortgagor and the Buyer execute, without any cost or expense to Mortgagee, new financing statements or financing statement amendments and any additional documents reasonably requested by Mortgagee;

(7) Mortgagor delivers to Mortgagee, without any cost or expense to Mortgagee, such endorsements to Mortgagee’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Mortgagee may deem necessary at the time of the Sale, all in form and substance satisfactory to Mortgagee, including, without limitation, an endorsement or endorsements to Mortgagee’s title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Property is vested in the Buyer;

(8) Mortgagor executes and delivers to Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan

Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Mortgagee and shall be binding upon the Buyer;

(9) Subject to the provisions of Section 4.27 hereof, such Sale is not construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations due to be performed prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Mortgagor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability. Mortgagor shall be released from and relieved of any personal liability under the Note and all of the other Loan Documents for any acts or events occurring or obligations due to be performed after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations due to be performed prior to or simultaneously with the closing of such Sale;

(10) Such Sale is not construed so as to relieve any current indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations due to be performed prior to or simultaneously with the closing of such Sale, and each such current indemnitor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the Loan for any acts or events occurring or obligations due to be performed after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations due to be performed prior to or simultaneously with the closing of such Sale, and a party or parties acceptable to Mortgagee and associated with the Buyer, as applicable, shall execute, without any cost or expense to Mortgagee, a new guaranty or indemnity agreement in substantially the same form as that delivered by the current indemnitors;

(11) The Buyer shall furnish, if the Buyer is a corporation, partnership, limited liability company, or other entity, all appropriate documents evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are general partners, shareholders or managing members of the Buyer. The Buyer and such constituent general partners, managing members or shareholders of Buyer (as the case may be), as Mortgagee shall require, shall be special purpose, “bankruptcy remote” entities, whose formation documents shall be approved by counsel to Mortgagee;

(12) The Mortgagee must receive confirmation from the rating agencies rating the Secondary Market Transaction (as hereinafter defined) that the Sale will not result in a downgrade, qualification or withdrawal of the ratings (collectively, an “Adverse Rating Impact”) of the securities issued in connection with the Secondary Market Transaction. In the event the Secondary Market Transaction has not yet occurred, Mortgagee shall, in its sole discretion, determine if the Sale may have resulted in an Adverse Rating Impact had the Secondary Market Transaction occurred; and

(13) Mortgagee’s reasonable determination that any change in the property tax assessment of the Real Estate and/or the Improvements resulting from the proposed Sale, will not materially and adversely affect the debt service coverage for the Loan, as determined by Mortgagee.

Section 1.14 Payment of Utilities, Assessments, Charges, Etc. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

Section 1.15 Access Privileges and Inspections. Mortgagee and the agents, representatives and employees of Mortgagee shall, subject to the rights of Tenants, have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times and, except in the event of an emergency, upon reasonable notice (which notice may be telephonic), for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

Section 1.16 Waste; Alteration of Improvements. Mortgagor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Mortgagor shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee, except in connection with Leases entered into in compliance with this Mortgage and for which Mortgagor’s consent is not required as landlord under such Leases. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property, except in connection with Leases entered into in compliance with this Mortgage and for which Mortgagor’s consent is not required as landlord under such Leases.

Section 1.17 Zoning. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. Mortgagor shall operate the Property as an industrial/office building (with some general office uses) for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Without limiting the foregoing, in no event shall Mortgagor take any action that would reduce or impair either (a) the number of parking spaces at the Property or (b) the access to the Property from adjacent roads. Further, without Mortgagee’s prior written consent, Mortgagor shall not file or subject any part of the

Real Estate or the Improvements to any declaration of condominium or co-operative or convert any part of the Real Estate or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

Section 1.18 Financial Statements and Books and Records. Mortgagor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with a method of real estate accounting consistently applied and on a basis consistent with the financial statements previously submitted to Mortgagee in connection with underwriting the Loan. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor’s records and books of account at all reasonable times. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true, complete and correct by Mortgagor or the person or entity to which they pertain, as applicable, be prepared in accordance with a method of real estate accounting consistently applied and on a basis consistent with the financial statements previously submitted to Mortgagee in connection with underwriting the Loan:

(a) copies of all tax returns filed by Mortgagor, within thirty (30) days after the date of filing;

(b) monthly operating statements and rent rolls for the Property and, if applicable, sales reports for retail space on the Property (provided that such sales reports are available from the retail tenants on the Property), within twenty (20) days after the end of each month until the later to occur of (i) a Secondary Market Transaction (as defined in Section 1.19, below) and (ii) the twelve (12) month anniversary of the date hereof;

(c) quarterly operating statements and rent rolls for the Property, certified as true, correct and complete by Mortgagor within thirty (30) days after the end of each calendar quarter;

(d) annual balance sheets together with a statement of income and expenses for the Property and annual financial statements for Mortgagor, each general partner or managing member in Mortgagor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan, and a statement of changes in financial position for Mortgagor, all of which shall be in reasonable detail and certified as true, correct and complete by Mortgagor and delivered to Mortgagee within ninety (90) days after the end of each fiscal year; and

(e) such other information with respect to the Property, Mortgagor, the principals or general partners or members in Mortgagor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request.

If any of the aforementioned items are not furnished to Mortgagee within the applicable time periods or Mortgagee is dissatisfied with the contents of any of the foregoing and has notified

Mortgagor of its dissatisfaction, in addition to any other rights and remedies of Mortgagee contained herein, Mortgagee shall have the right to charge Mortgagor a late fee (if any of the aforementioned items are delivered more than thirty (30) days beyond the applicable due date therefor), and Mortgagee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Mortgagee, in which event Mortgagor agrees to pay, or to reimburse Mortgagee for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

Section 1.19 Further Documentation.

(a) Mortgagor shall, on the request of Mortgagee and at the expense of Mortgagor: (1) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (2) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (3) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (4) promptly furnish to Mortgagee, upon Mortgagee’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Mortgagee may reasonably require.

(b) Mortgagor acknowledges that Mortgagee and its successors and assigns may effectuate a Secondary Market Transaction (defined below). Mortgagor shall cooperate in good faith with Mortgagee in effecting any such Secondary Market Transaction and in implementing all requirements imposed by any rating agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Debt, modifications to any documents evidencing or securing the Loan; provided, however, that (except as may be required under Section 1.19(a)), Mortgagor shall not be required to modify any documents evidencing or securing the Debt which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material economic term of the Debt. Mortgagor shall provide such information, and documents relating to Mortgagor, any guarantor or indemnitor, the Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor, and Mortgagor indemnifies and holds Mortgagee harmless hereunder as to any and all losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Debt in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, a “Secondary Market Transaction” shall be (a) any sale of the Mortgage, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the Debt to one or more investors; (c) any deposit of the Mortgage, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity; or (d) any other sale or transfer of the Debt or any interest therein to one or more investors.

Section 1.20 Payment of Costs; Reimbursement to Mortgagee. Mortgagor shall pay all costs and expenses of every character incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Rate from and after the date of Mortgagee’s making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee’s security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee’s interest in the Property or Mortgagee’s right to enforce its security, then Mortgagee may, at its option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its reasonable discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Mortgagor, Mortgagee, any guarantor or indemnitor, the Debt or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Real Estate or the Improvements or any nuisance made or suffered thereon (except that which is due to Mortgagee’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction), including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

Section 1.21 Security Interest. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in all sums on deposit with Mortgagee pursuant to the provisions of this Mortgage, including, but not limited to, Sections 1.6, 1.7, 1.8 and Exhibit C hereof or any other Section hereof, or any of the other Loan Documents and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Real Estate or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements. The foregoing security interest shall also cover Mortgagor’s leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new (unless such Collateral is of minimal value and is no longer required for the operation of the Real Estate) and will not, without the prior written consent of Mortgagee, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided (unless such Collateral is of minimal value and is no longer required for the operation of the Real Estate), owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Real Estate except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

Section 1.22 Security Agreement. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. “Uniform Commercial Code” means the Uniform Commercial Code as now or hereafter in effect in the state where the Real Estate is located; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Mortgagee’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than such state, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Mortgagor as authorized by applicable law, as applicable to all or part of the Collateral. For purposes of such filings, Mortgagor agrees to furnish any information requested by the Mortgagee promptly upon request therefor by Mortgagee. Mortgagor also ratifies its authorization for the Mortgagee to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Mortgage. Except with respect to Rents and Profits to the extent specifically provided herein or in the Assignment to the contrary, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, organizational structure, residence, state of incorporation, state of organization or state of formation or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee’s election. Any disposition of the Collateral may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall have the right to enter upon the Real Estate and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Real Estate, or at a place designated by Mortgagee. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days’ prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

(a) In the event of a foreclosure sale, the Collateral may, at the option of Mortgagee, be sold as a whole or in parts, as determined by Mortgagee in its sole discretion; and

(b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

Argonne Bridge, LLC

JES Argonne Bridge, LLC

233 South Wacker Drive, Suite 350

Chicago, Illinois 60606

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

Prudential Mortgage Capital Company, LLC

100 Mulberry Street

Gateway Center Four, 8th Floor

Newark, New Jersey 07102

Section 1.23 Easements and Rights-of-Way. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Mortgagee. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent provided that Mortgagee is paid a standard review fee together with all other expenses, including, without limitation, reasonable attorneys’ fees, incurred by Mortgagee in the review of Mortgagor’s request and in the preparation of documents effecting the subordination.

Section 1.24 Compliance with Laws. Mortgagor shall at all times comply with all statutes, ordinances, orders, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that Mortgagor may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

Section 1.25 Additional Taxes. In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Debt or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice.

Section 1.26 The Debt. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

Section 1.27 Mortgagor’s Waivers. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Mortgagor, for Mortgagor and Mortgagor’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein or in the other Loan Documents); (b) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Mortgagor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

Section 1.28 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION PRESIDING OVER THE COUNTY IN WHICH THE PROPERTY IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b) MORTGAGEE AND MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS,

MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 1.29 Contractual Statute of Limitations; Attorney in Fact Provisions.

(a) Mortgagor hereby agrees that any claim or cause of action by Mortgagor against Mortgagee, or any of Mortgagee’s directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Mortgagee or by Mortgagee’s directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Mortgagor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Mortgagor first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Mortgagee or any other person authorized to accept service of process on behalf of Mortgagee, within thirty (30) days thereafter. Mortgagor agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action. The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Mortgagee. This provision shall survive any termination of this Mortgage or any of the other Loan Documents.

(b) With respect to any provision of this Mortgage or any other Loan Document whereby Mortgagor grants to Mortgagee a power-of-attorney, provided no Default or Event of Default has occurred under this Mortgage, Mortgagee shall first give Mortgagor written notice at least three (3) days prior to acting under such power, which notice shall demand that Mortgagor first take the proposed action within such period and advising Mortgagor that if it fails to do so, Mortgagee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Property or any surrounding property or to prevent any adverse affect on Mortgagee’s interest in the Property, Mortgagee may act immediately and without first giving such notice. In such event, Mortgagee will give Mortgagor notice of such action as soon thereafter as reasonably practical.

Section 1.30 Management. The management of the Property shall be by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee for so long as Mortgagor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Mortgagee. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee. The maximum base management fee under the management agreement for the Property shall be 4% of the Property’s gross collected income. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended in any material respect without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Mortgagor’s liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. It shall be a condition of Mortgagee’s consent to any management agreement, whether with an affiliate of Mortgagor or otherwise, that such manager enter into an agreement with Mortgagee whereby the manager acknowledges and agrees to the aforesaid rights of Mortgagee and as to such other matters as Mortgagee may reasonably require.

Section 1.31 Hazardous Waste and Other Substances.

(a) Mortgagor hereby represents and warrants to Mortgagee that except as may be shown in that certain Phase I Environmental Site Assessment delivered to Mortgagee in connection with making the Loan (the “Environmental Report”), as of the date hereof: (i) to Mortgagor’s knowledge, information and belief, none of Mortgagor nor the Property nor any Tenant at the Real Estate nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR §116.1 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.”). those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended from time to time (collectively, the “Environmental Law” or “Environmental Laws”) or otherwise exposed to any liability under any Environmental Law relating to or affecting the Property, whether or not used by or within the control of Mortgagor; (ii) to Mortgagor’s knowledge, information and belief after diligent inquiry, no hazardous, toxic or harmful substances, wastes, materials, pollutants, or contaminants (including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), infectious substances, radon gas or raw materials which include hazardous constituents) or Microbial Matter (hereinafter defined) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination), except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such use could not reasonably be expected to give rise to liability under Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances;

(iv) there is no pending, nor, to Mortgagor’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Mortgagor or the Property; to Mortgagor’s knowledge after diligent inquiry, there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Property; (v) Mortgagor has received no notice of, and to Mortgagor’s knowledge and belief after diligent inquiry, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Mortgagor know of any basis for an investigation, action, proceeding or claim; (vi) Mortgagor has received no notice of and, to Mortgagor’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Mortgagor know of any basis for such a claim; and (vii) to Mortgagor’s knowledge, after diligent inquiry radon is not present at the Property in excess or in violation, of any applicable thresholds or standards or in amounts that require disclosure under applicable law to any tenant or occupant of or invitee to the Property or to any governmental agency or the general public. “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

(b) Mortgagor has not received nor to Mortgagor’s knowledge, information and belief after diligent inquiry has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

(c) Neither the Property, nor to the best of Mortgagor’s knowledge, information and belief, any property to which Mortgagor has, in connection with the maintenance or operation of the Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Mortgagor’s knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

(d) Mortgagor shall comply with all applicable Environmental Laws. Mortgagor shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses in compliance with all Environmental Laws and where such use could not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws. Mortgagor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Mortgage, Mortgagor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing material.

(e) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the

Property other than those occurring in the ordinary course of Mortgagor’s or any Tenant’s business which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Mortgagor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Mortgagor or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Section 1.31 incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Mortgagor, shall deliver to Mortgagee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports, permits, applications or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under the Environmental Laws and relating to the Property or to Mortgagor. Mortgagor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Mortgagor shall, promptly (on its own initiative or if required by Mortgagee) and regardless of the source of the contamination or threat to the environment or human health, at its own cost and expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Mortgagee) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagor hereby grants to Mortgagee and its agents and employees access to the Property and a license to remove any items deemed by Mortgagee to be Hazardous Substances and to do all things Mortgagee shall deem necessary to bring the Property into conformance with Environmental Laws.

(f) Mortgagor covenants and agrees, at Mortgagor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages (including, without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Property, and arising directly or indirectly from or out of: (i)

any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Property, originating from the Property, or otherwise associated with Mortgagor or any operations conducted on the Property at any time; (iv) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or warranty contained in this Section 1.31; (vi) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 1.31 shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.31. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Property after foreclosure or other taking of title to the Property by Mortgagee or its successor or assigns. Mortgagee’s rights under this Section shall survive payment in full of the Debt, taking of title to the Property by Mortgagee or its successors or assigns and foreclosure of this Mortgage, and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

(g) Upon Mortgagee’s request, at any time after the occurrence of an Event of Default or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property in violation of this Section 1.31 or that the Property may be in violation of the Environmental Laws, Mortgagor shall perform or cause to be performed, at Mortgagor’s sole cost and expense and in scope, form and substance satisfactory to Mortgagee, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos, lead or Lead Based Paint on the Property. If Mortgagor fails to provide reports of such inspection or audit within thirty (30) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

(h) Reference is made to that certain Hazardous Substances Indemnity Agreement of even date herewith by and among Mortgagor, Melissa Pielet, Robert E. Smietana, Ronald Frain, Timothy J. Luby, Carl M. Manofsky and John E. Shaffer (such individuals, each a “Guarantor” and collectively, the “Guarantors”) and Mortgagee (as hereafter amended from time to time, the “Hazardous Indemnity Agreement”). The provisions of this Mortgage and the Hazardous Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Mortgagee.

(i) Mortgagor agrees that if it has been, or if at any time hereafter it is, determined that the Property contains either Lead Based Paint or Microbial Matter, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Mortgagor shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint or Microbial Matter, as applicable, on or at the Property, which plans shall be prepared by an expert, and be in form, scope and substance, acceptable to Mortgagee (together with any Lead Based Paint Report or Microbial Matter Report, as applicable, an “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Mortgagor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

Section 1.32 Indemnification; Subrogation.

(a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against, (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including, but not limited to, Mortgagee’s reasonable attorneys’ fees and expenses, together with reasonable appellate counsel fees, if any, and expenses) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage, the Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee’s willful misconduct or gross negligence.

(b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Debt, this Mortgage, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including, but not limited to, reasonable attorneys’ fees and expenses (together with reasonable appellate counsel fees and expenses, if any) incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee’s willful misconduct or gross negligence. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or of any of the other Loan Documents or to prosecute any breach by Mortgagor of any of the terms hereof or of any of the other Loan Documents or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys’ fees and expenses (together with reasonable appellate counsel’s fees and costs). The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys’ fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee and Mortgagee’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Mortgage shall include, without limitation, any reasonable fees of such attorney or law firm and reasonable appellate counsel fees, if applicable and any allocation charges and allocation costs of Mortgagee’s in-house counsel.

(c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Property, Mortgagor’s property or the property of others under Mortgagor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.

Section 1.33 Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Mortgagor. Mortgagor hereby represents, warrants and covenants, as of the date hereof and until such time as the Debt is paid in full, that Mortgagor:

(a) has not engaged, shall not engage and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Property;

(b) has not owned and shall not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(c) shall not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity nor has Mortgagor heretofore done any of the foregoing, other than purchasing the Property;

(d) has not incurred and shall not incur any debt, secured or unsecured, direct or contingent (including, but not limited to, guaranteeing any obligation), other than (i) the prior loan being refinanced by this Loan, (ii) the Debt, and (iii) advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Property not outstanding for more than sixty (60) days from the date incurred with trade creditors and in an amount not to exceed two (2%) percent of the outstanding principal balance of the Note in the aggregate (provided that such 2% limitation shall instead be $350,000 in the aggregate with respect to advances or trade payables or accrued expenses related to build-out of tenant space at the Property); and no debt will be secured;

(e) shall not, nor shall any members thereof, as applicable, amend, modify or otherwise change Mortgagor’s partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Mortgagor’s existence as a single purpose bankruptcy remote entity, nor has any such action heretofore been taken, except as required by Mortgagee;

(f) if Mortgagor maintains an office or telephone or facsimile number, it shall maintain (and has continuously maintained) its principal executive office and telephone and facsimile numbers separate from that of any Affiliate of same and shall conspicuously identify (and has continuously identified) such office and numbers as its own or shall allocate (and has continuously allocated) by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, the Mortgagor shall use (and has continuously used) its own separate stationery, invoices and checks which reflects its separate address, telephone number and facsimile number as applicable;

(g) shall maintain (and has continuously maintained) correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of same or any other person or entity. Mortgagor shall prepare unaudited quarterly and annual financial statements, and the Mortgagor’s financial statements shall substantially comply with generally accepted accounting principles or as otherwise provided in this Mortgage;

(h) shall maintain (and has continuously maintained) its own separate bank accounts, payroll and correct, complete and separate books of account;

(i) shall file or cause to be filed its own separate tax returns (and has continuously done so in the past);

(j) shall hold itself out to the public (including any of its Affiliates’ creditors) under the Mortgagor’s own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of same (and has continuously done so in the past);

(k) shall observe all customary formalities regarding the existence of the Mortgagor, including holding meetings and maintaining current and accurate minute books separate from those of any Affiliate of same (and has continuously done so in the past);

(1) has held and shall continue to hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate of same shall be appointed or act as agent of the Mortgagor, other than, as applicable, a property manager and/or leasing agent with respect to the Property;

(m) shall make (and has made) investments in the name of the Mortgagor directly by the Mortgagor or on its behalf by brokers engaged and paid by the Mortgagor or its agents;

(n) shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any members or any Affiliate of the Mortgagor (nor has it previously so acted), nor shall it make any loan, except as required by Mortgagee to the extent provided in the Loan Documents;

(o) has at all times been and intends to remain solvent;

(p) shall separately identify, maintain and segregate its assets (and has continuously done so in the past). Mortgagor’s assets have always been and shall continue at all times to be held by or on behalf of Mortgagor and if held on behalf of the Mortgagor by another entity, have at all times been kept and shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Mortgagor. This restriction requires, among other things, that (i) Mortgagor funds shall be deposited or invested in the Mortgagor’s name, (ii) Mortgagor funds shall not be commingled with the funds of any Affiliate of same or other person or entity, (iii) Mortgagor shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of same or other person or entity, and (iv) Mortgagor funds shall be used only for the business of the Mortgagor;

(q) shall maintain (and has continuously maintained) its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of same or other person or entity;

(r) shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets (and has continuously done so in the past) and Mortgagor has continuously maintained and shall continue to maintain a sufficient number of employees in light of its operations;

(s) has at all times been and intends to remain adequately capitalized to engage in the transactions contemplated at its formation;

(t) shall not do any act which would make it impossible to carry on the ordinary business of Mortgagor;

(u) shall reflect (and has continuously reflected) the Mortgagor’s ownership interest in all data and records (including computer records) used by the Mortgagor or any Affiliate of same in the collection and administration of any loan made by Mortgagor;

(v) shall not invest (and has not at any time invested) any of Mortgagor’s funds in securities issued by, nor shall Mortgagor acquire (nor has Mortgagor acquired) the indebtedness or obligation of, any Affiliate of same;

(w) shall maintain (and has continuously maintained) an arm’s length relationship with each of its Affiliates and may enter (and has entered) into contracts or transact (and has transacted) business with its Affiliates only on commercially reasonable terms that are no less favorable to Mortgagor than is obtainable in the market from a person or entity that is not an Affiliate of same;

(x) shall correct any misunderstanding that is known by Mortgagor regarding its name or separate identity (and has continuously done so in the past); and

(y) shall not, without the prior written vote of one hundred percent (100%) of its members institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Mortgagor or a substantial part of Mortgagor’s property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due or declare or effectuate a moritorium on payments of its obligation; or take any action in furtherance of any such action, nor has any of the foregoing heretofore occurred.

“Affiliate” for purposes of Sections 1.33 and 1.34 means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes hereof, the terms “control”, “controlled”, or “controlling” with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over such person or entity or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

Section 1.34 OFAC Lists. That (i) no Related Entity is (and to Mortgagor’s knowledge, no other Person holding any legal or beneficial interest whatsoever in Mortgagor or Guarantor, directly or indirectly, is) included in, owned by, Controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended (“Executive Order 13224”), or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), and (ii) none of the Related Entities are Controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists. “Related Entity” shall mean Mortgagor, Guarantor, or any general partner or managing member of Mortgagor or Guarantor, and any other Affiliate of Mortgagor or Guarantor which directly or indirectly owns any legal or beneficial interest in Mortgagor.

Section 1.35 Compliance With Anti-Terrorism Regulations.

(a) Mortgagor hereby covenants and agrees that (i) no Related Entity will be included in, owned by, Controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224 or any other OFAC Lists, and (ii) none of the Related Entities will be Controlled by, act for or on behalf of, provide assistance, support, sponsorship, or services of any kind to, or otherwise associate with any of the Persons referred to or described in any list of persons, entities, and governments issued by OFAC pursuant to Executive Order 13224, or any other OFAC Lists.

(b) Mortgagor hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulation currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

(c) Mortgagor hereby covenants and agrees that if it becomes aware or receives any notice that any Related Entity is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Mortgagor will immediately (i) give notice to Mortgagee of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Mortgagor hereby authorizes and consents to Mortgagee’s taking any and all steps Mortgagee deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) Upon Mortgagee’s request from time to time during the term of the Loan, Mortgagor agrees to deliver a certification confirming that the representations and warranties set forth in Section 1.34 above remain true and correct as of the date of such certificate and confirming Mortgagor’s compliance with this Section 1.35.

ARTICLE II

EVENTS OF DEFAULT

Section 2.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”) shall be an Event of Default hereunder:

(a) Mortgagor fails to punctually perform any covenant, agreement, obligation, term or condition hereof, or under the Note or in any other Loan Document which requires payment of any money to Mortgagee at the time when due or within any applicable grace period set forth herein or therein, or if no time or grace period is set forth herein or therein, then within five (5) days of the date such payment is due (except that no grace period or notice period is provided for the payment of interest only or principal and interest, as applicable, due under the Note, including without limitation on the Maturity Date), or following demand if there is no due date.

(b) Mortgagor fails to punctually perform any material covenant, agreement, obligation, term or condition under any oral or written Material Contract by the earlier of: (i) the date for performance required under the Material Contract or (ii) ten (10) days prior to the expiration of any notice or grace period afforded to Mortgagor in respect of the Material Contract.

(c) Mortgagor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Sections 1.5, 1.15, 1.16, 1.31, 1.33, or Exhibit C hereof.

(d) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(e) Any representation or warranty made (i) herein in the loan commitment from Mortgagee relating to the Loan (the “Loan Commitment”), in any of the other Loan Documents by Mortgagor or by any principal, general partner, manager or member in or of Mortgagor or in any indemnity or guaranty executed in connection with the Loan by any indemnitor or guarantor, or (ii) in the Loan Application, is determined by Mortgagee to have been false or misleading in any material respect, or to have contained a material omission, at the time made.

(f) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Mortgagor or its shareholders, general partners or members, or any portion thereof or any interest therein in violation of, or otherwise there shall be a violation of, Section 1.13 hereof.

(g) An Event of Default or a default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(h) Mortgagor, any general partner or managing member in Mortgagor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the Debt becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay debts as they mature, or petitions or applies to any tribunal for, or consents to or fails to contest the appointment of, a receiver, trustee, custodian or similar officer for Mortgagor, for any such general partner or managing member of Mortgagor or for any such indemnitor or guarantor or for a substantial part of the assets of Mortgagor, of any such general partner or managing member of Mortgagor or of any such indemnitor or guarantor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; provided, however, that if any or more of the foregoing events (each a “Guarantor Insolvency Event”) occurs with respect to any Guarantor (such Guarantor being the subject of such Guarantor Insolvency Event, an “Unacceptable Guarantor”) and Mortgagor causes, within thirty (30) days of such event(s), a substitute guarantor or indemnitor approved by Mortgagee in its sole discretion (a “Approved Guarantor”) to execute such guaranties or indemnities as had been executed by the Unacceptable Guarantor in connection with the Debt, then the Guarantor Insolvency Event shall not, in and of itself, constitute an Event of Default hereunder; provided further that if a Guarantor Insolvency Event occurs with respect to any Guarantor, then for so long as the Guarantors who have not been the subject of either a Guarantor Insolvency Event or Guarantor Type II Insolvency Event (as defined below) maintain a combined net worth of at least $7,000,000.00, the occurrence of such Guarantor Insolvency Event shall not, in and of itself, constitute an Event of Default hereunder.

(i) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any general partner or managing member of Mortgagor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the Debt seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any managing member or general partner of Mortgagor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the Debt, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such managing member or general partner of Mortgagor or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such managing member or general partner of Mortgagor or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Mortgagor, of any such managing member or general partner of Mortgagor or of any such indemnitor or guarantor, (any of the foregoing events occurring with respect to any Guarantor being hereinafter referred to as a “Guarantor Type II Insolvency Event”), and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced; provided that if a Guarantor Type II Insolvency Event occurs with respect to any Guarantor, then for so long as the Guarantors who have not been the subject of either a Guarantor Type II Insolvency Event or Guarantor Insolvency Event maintain a combined net worth of at least $7,000,000.00 the occurrence of such Guarantor Insolvency Event shall not, in and of itself, constitute an Event of Default hereunder.

(j) The Property or any part thereof is taken on execution or other process of law in any action against Mortgagor.

(k) Mortgagor abandons all or a portion of the Property.

(1) The holder of any lien or security interest on the Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(m) The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

(n) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor.

(o) Mortgagor defaults under any Major Lease, and such default continues beyond any applicable notice or cure period thereunder.

(p) Mortgagor distributes Necessary Property Receipts in contravention of this Mortgage.

(q) If any default under Section 1.34 (OFAC Rep) or 1.35 (OFAC Covenant) hereof occurs.

ARTICLE III

REMEDIES

Section 3.1 Remedies Available. If there shall occur an Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee’s judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

(c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

(d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

(e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to all or any portion of the Debt pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

(1) In the event foreclosure proceedings are instituted by Mortgagee, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys’ fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

(2) Mortgagee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property.

(f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Mortgagee, to enforce the payment of the Debt or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

(g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

Section 3.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

(a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

Section 3.3 Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default which is not cured within any applicable grace or cure period, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee’s or the receiver’s sole discretion, all at Mortgagor’s expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Mortgagee’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any Tenant, lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such Tenant, lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage or any default under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Mortgagor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing the Debt.

Section 3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Mortgagor (except tenants of space in the Improvements subject to Leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located.

Section 3.5 Notice to Account Debtors. Mortgagee may, at any time after an Event of Default hereunder, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Mortgagor included in the Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

Section 3.6 Cumulative Remedies. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Default or Event of Default. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

Section 3.7 Payment of Expenses. Mortgagor shall pay on demand all of Mortgagee’s expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

ARTICLE IV

MISCELLANEOUS TERMS AND CONDITIONS

Section 4.1 Time of Essence. Time is of the essence with respect to all provisions of this Mortgage.

Section 4.2 Release of Mortgage. If all of the Debt be paid, then and in that event only, all rights under this Mortgage, except for those provisions hereof which by their terms survive, shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released of record by Mortgagee in due form at Mortgagor’s cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee.

Section 4.3 Certain Rights of Mortgagee. Without affecting Mortgagor’s liability for the payment of any of the Debt, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the Debt; (b) extend or modify (in a manner favorable to Mortgagor) the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Mortgage or any agreement subordinating the lien hereof.

Section 4.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

Section 4.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage or at such other address as may be designated by such party as herein provided. All notices, demands and requests to be sent to Mortgagee shall be addressed to the attention of the Capital Markets Group - Conduit Loan Program. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

Section 4.6 Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties’ successors and assigns, and the term “Mortgagee” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If Mortgagor consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Mortgagor, and all representations, warranties, covenants and agreements made by Mortgagor are joint and several.

Section 4.7 Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

Section 4.8 Gender. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

Section 4.9 Waiver: Discontinuance of Proceedings. Mortgagee may waive any single Default or Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Default or Event of Default. Mortgagee may remedy any Default or Event of Default by Mortgagor hereunder without waiving the Default Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Default or Event of Default by Mortgagor hereunder shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default or an Event of Default hereunder. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

Section 4.10 Section Headings. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

Section 4.11 GOVERNING LAW. THIS MORTGAGE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL ESTATE IS LOCATED; PROVIDED THAT TO THE EXTENT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE REAL ESTATE IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE.

Section 4.12 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Real Estate is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean any day other than a Saturday, a Sunday, a legal holiday or other day on which commercial banks in the state in which the Real Estate is located are authorized or required by law to close. All references in this Mortgage to a “day” or “date” shall be to a calendar day unless specifically referenced as a business day.

Section 4.13 Relationship of the Parties. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

Section 4.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

Section 4.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

Section 4.16 Cross Default. An Event of Default hereunder shall be a default under each of the other Loan Documents.

Section 4.17 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate.

Section 4.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions selected by Mortgagee in its sole subjective discretion shall be controlling.

Section 4.19 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

Section 4.20 No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

Section 4.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt and to increase the amount of the Debt and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

Section 4.22 Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals, general partners or managing members in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire secured Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

Section 4.23 Fixture Filing. This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including, but not limited to, oil and gas) and is to be filed of record in the real estate records of the county where the Property is located. The mailing address of Mortgagor and the address of Mortgagee from which information concerning the security interest may be obtained are set forth in Section 1.22 hereof.

Section 4.24 After-Acquired Property. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances, as Mortgagee shall require for accomplishing the purposes of this Mortgage.

Section 4.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

Section 4.26 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

Section 4.27 Personal Liability. Notwithstanding anything to the contrary contained in this Mortgage, the personal liability of Mortgagor and its officers, directors, general partners, managers, members or principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited to the extent identified or otherwise set forth in Section 2.04 of the Note.

Section 4.28 Recording and Filing. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

Section 4.29 Entire Agreement and Modifications. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

Section 4.30 Maximum Interest. The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Mortgagee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note (without liability for any prepayment fee or charge) in the inverse order of its maturity (whether or not then due) or, at the option of Mortgagee, be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Mortgagor and Mortgagee.

Section 4.31 Interest On Reserves. Funds in the Replacement Reserve, the Prepaid Rent Reserve and in the Leasing Reserve shall be credited with interest at a rate equal to the average interest rate of money market accounts offered by banks located in 25 cities and/or metropolitan areas as published in the Bank Rate Monitor (referred to therein as the “Bank 25 average”), as determined and reset by Mortgagee on a monthly basis, or if such Bank 25 average is no longer available, based on some similar interest rate indicator customarily used by Mortgagee or its servicing agent as a standard upon which to base interest payment credits on reserves, which interest rate may not be the highest interest rate then available. Interest shall be computed based on the daily outstanding balance in each such Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made by the Mortgagor to each such Reserve. All interest credited on amounts contributed to each such Reserve shall be retained by Mortgagee and added to the balance in each such Reserve and shall be disbursed for payment of the items for which other funds in each such Reserve are to be disbursed. Mortgagor will deposit the Reserves with a bank with which it has a banking relationship (and which may be an affiliate of Mortgagee), and Mortgagee may receive certain cash and non-cash benefits relating both to the Reserves as well as other deposits provided by Mortgagee to the bank. Except to the extent of the interest to be credited in connection with the Replacement Reserve, the Prepaid Rent Reserve and the Leasing Reserve as described above, Mortgagee will retain all such benefits and will have no obligations to report them or to pay any portion thereof to Mortgagor.

Section 4.32 Further Stipulations. Exhibits A, B and C are attached hereto and made a part hereof, and shall, in the event of any conflict between such Exhibits and any of the other provisions of this Mortgage, be deemed to control.

Section 4.33 Secondary Market. Mortgagee may sell, transfer and deliver all or portions of, or interests in, the Loan Documents and/or the Loan to one or more investors in the secondary mortgage market. At any time and from time to time on or after the date hereof, Mortgagee may retain or assign from time to time some or all of the responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer (as same may be changed from time to time, the “Servicer”), including, but not limited to, any subservicer or master servicer, on behalf of the investors or the holder or holders of the Note. All references to Mortgagee herein shall refer to and include, without limitation, any such Servicer, to the extent applicable.

Section 4.34 State Specific Provisions. In the event of a conflict between the terms and conditions of this section and the other terms and conditions of this Mortgage, the following terms and conditions shall control:

(1) Notwithstanding the provisions of Section 3.1 of this Mortgage, any foreclosure of all or any portion of the lien of this Mortgage shall be in accordance with the Illinois Mortgage Foreclosure Act, 735 ICLS 5/15-1101 et seq., as from time to time amended (the “Act”).

(2) This Mortgage is given to secure not only existing indebtedness but also future advances (whether obligatory or to be made at the option of Mortgagee, or otherwise) made by Mortgagee, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but all indebtedness secured hereby shall in no event exceed an amount equal to two (2) times the original principal amount of the Note, as stated above.

(3) The maturity date of the Note is June 5, 2017.

(4) Waiver of Rights of Redemption. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 15-1201 of the Act) or residential real estate (as defined in Section 15-1219 of the Act), and to the fullest extent permitted by law, Mortgagor hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under Section 15-1601(b) of the Act, and to the full extent permitted by law, the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium law, under any state or federal law.

Section 4.35 Tenant-In-Common Provisions.

(a) TIC Agreement. Each party obligated hereunder as “Mortgagor” shall be a party to an agreement of co-tenancy (the “TIC Agreement”), the form of which shall have been delivered to, and approved by, Mortgagee prior to the date hereof. Each Mortgagor shall cause the TIC Agreement to remain in full force and effect at all times until payment in full of the Loan. It shall constitute an Event of Default hereunder (i) if the TIC Agreement shall not be in full force and effect as a binding agreement among all owners of the Property, or (ii) if the TIC Agreement shall be amended, canceled, modified or terminated, or any party shall be admitted thereto, in each case without the prior written consent of Mortgagee.

(b) Notice Owner. Each person or entity constituting Mortgagor hereby acknowledges that it would be difficult for Mortgagee to administer the Loan if a single party (the “Notice Owner”) were not designated to give and receive all notices required to be given to or received from Mortgagor under the Loan Documents. Therefore, each Mortgagor designates Argonne as the “Notice Owner”, and agrees that (a) all notices required to be given to Mortgagor hereunder shall be given to Notice Owner at the address shown for Notice Owner on the first page of this Mortgage or at such other address of which notice shall have been given to Mortgagee pursuant to Section 4.4 hereof; (b) except for notices from a Mortgagor as to a matter personal to such Mortgagor (i.e., those matters involving such Mortgagor and not involving either the Property or any other Mortgagor), all notices to Mortgagee from Mortgagor shall be given solely by the Notice Owner, and Mortgagee is hereby authorized to act in reliance thereon; (c) Mortgagee shall be authorized to deal exclusively with Notice Owner with respect to matters involving the obligations of Mortgagor under the Loan Documents, without consultation with or notice to any other party comprising Mortgagor; and (d) Mortgagee shall not be required to accept notice from any party comprising Mortgagor other than the Notice Owner, except for a notice from all Mortgagors other than Argonne designating another party comprising Mortgagor as the Notice Owner; any Notice Owner shall be subject to the approval of Mortgagee, which approval may be conditioned, in part, upon (i) demonstration to Mortgagee’s satisfaction that such Notice Owner has experience in owning and operating properties comparable to the Property and, (ii) if a Secondary Market Transaction shall have occurred, Mortgagee’s receipt of a confirmation from the Rating Agency with respect to the designation of the Notice Owner.

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IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

MORTGAGOR:

ARGONNE BRIDGE, LLC, an Illinois limited liability company

By:	/s/ John E. Shaffer
John E. Shaffer,
Member of the Board of Managers

By:	/s/ Robert E. Smietana
Robert E. Smietana,
Member of the Board of Managers

By:	/s/ Melissa S. Pielet
Melissa S. Pielet,
Member of the Board of Managers

By:	/s/ Ronald T. Frain
Ronald T. Frain,
Member of the Board of Managers

JES ARGONNE BRIDGE, LLC, a Delaware limited liability company

By:	/s/ John E. Shaffer
John E. Shaffer, Manager

STATE OF ILLINOIS	)
) SS.
COUNTY OF Cook	)

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John E. Shaffer, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as a Member of the Board of Managers of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
) SS.
COUNTY OF Cook	)

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Robert E. Smietana, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as a Member of the Board of Managers of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
) SS.
COUNTY OF Cook	)

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Melissa S. Pielet, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered said instrument as a Member of the Board of Managers of said company, as her free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
) SS.
COUNTY OF Cook	)

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Ronald T. Frain, personally known to me to be a Member of the Board of Managers of Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as a Member of the Board of Managers of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

STATE OF ILLINOIS	)
) SS.
COUNTY OF Cook	)

I, Wendy Prince, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that John E. Shaffer, personally known to me to be a Manager of JES Argonne Bridge, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as the Manager of said company, as his free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 7th day of May, 2007.

/s/ Wendy Prince
Notary Public

My Commission Expires:

EXHIBIT A

PROPERTY DESCRIPTION

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Argonne Bridge

Woodridge, IL (DuPage County)

EXHIBIT A

Legal Description

PARCEL 1:

LOT 1 AND OUTLOT A IN AMENDED FINAL PLAT OF SUBDIVISION OF MAPLE POINT BUSINESS PARK, WOODRIDGE, ILLINOIS, BEING A SUBDIVISION OF PART OF THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 37 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED RECORDED AUGUST 27, 2003 AS DOCUMENT R2003-338035, IN DU PAGE COUNTY, ILLINOIS.

PARCEL 2:

EASEMENT FOR THE BENEFIT OF PARCEL 1 FOR INGRESS, EGRESS AND PUBLIC UTILITIES AS RESERVED IN DOCUMENTS R2001-203868, R2001-203869, R2003-338035 AND R2003-338036

10330 Argonne Woods Drive

Woodridge, Illinois 60517

Tax Parcel Nos. 10-17-111-009 and 10-17-111-008

EXHIBIT B

MORTGAGOR’S CERTIFICATE

The undersigned is the                                      of ARGONNE BRIDGE, LLC, an Illinois limited liability company and JES ARGONNE BRIDGE, LLC, a Delaware limited liability company (colletively, the “Mortgagor”) and has made due investigation as to the matters hereinafter set forth and does hereby certify the following to induce PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC and its successors and assigns, (collectively, “Mortgagee”) to advance the aggregate sum of $                                     (the “Disbursement”) from [the Leasing Reserve], [the Replacement Reserve] to Mortgagor pursuant to the terms of that certain Mortgage and Security Agreement, dated as of March     , 2007, between Mortgagee and Mortgagor (together with any amendments, modifications, supplements and replacements thereof or therefor, the “Mortgage”), pursuant to that certain Disbursement request which is being submitted to Mortgagee. (Capitalized terms used and not otherwise defined shall have the respective meanings given to them in the Mortgage.)

1. To Mortgagor’s knowledge, no Default exists under the Mortgage or under any of the other Loan Documents.

2. The [Repairs] [Leasing Costs] relative to the Disbursement have been delivered or provided to Mortgagor and are properly, completely and permanently installed on or about the Property or otherwise properly completed, as applicable.

3. All of the statements, invoices, receipts and information delivered in connection with the Disbursement request being submitted to Mortgagee in connection herewith are true and correct as of the date hereof, and the amount requested in said Disbursement request accurately reflects the precise amounts due and payable during the period covered by such Disbursement request. All of the funds to be received pursuant to such Disbursement request shall be used solely for the purpose of reimbursing Mortgagor for items previously paid.

4. Nothing has occurred subsequent to the date of the Mortgage which has or may result in the creation of any lien, charge or encumbrance upon the Real Estate or the Improvements or any part thereof, or anything affixed thereto or used in connection therewith, or which has or may substantially and adversely impair the ability of Mortgagor to make any payments of principal and interest on the Note or the ability of Mortgagor to meet its obligations under the Mortgage.

5. None of the labor, materials, overhead or other items of expense specified in the Disbursement request submitted herewith has previously been the basis of any Disbursement request by Mortgagor or any payment by Mortgagee and, when added to all sums previously disbursed by Mortgagee on account of the [Repairs] [Leasing Costs], do not exceed the costs of all [Repairs] [Leasing Costs] services completed, installed and/or delivered, as applicable, to the date of that certificate.

6. To Mortgagor’s knowledge, the amount remaining in the [Account] allocated to the payment of items on the [Repairs] [Leasing Costs] will be sufficient to pay in

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full the entire remaining cost of [Repairs] [Leasing Costs] required to be completed in accordance with the Mortgage.

7. All work required permits and approvals required to complete the work which work is now in process or was previously completed have been obtained.

8. All terms and conditions relating to the Disbursement request as set forth in the Mortgage have been satisfied in full.

By:

Date:

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EXHIBIT C

Additional Stipulations

1. Leasing Reserve. As additional security for the Debt, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a reserve (the “Leasing Reserve”) with Mortgagee, and with respect thereto, hereby grants Mortgagee a security interest therein, for payment of leasing commissions not exceeding the then current market rate and tenant improvement costs or allowances therefor incurred by Mortgagor in connection with re-leasing the Property pursuant to extensions of Leases or new Leases approved, or deemed approved, by Mortgagee and otherwise meeting the terms and conditions set forth in this section (collectively, the “Leasing Costs”). On even date herewith, Mortagor has paid $235,000 into the Leasing Reserve by depositing such amount with Mortgagee. Mortgagee shall make disbursements from the Leasing Reserve for Leasing Costs incurred by Mortgagor with respect to new leases and renewal leases of space at the Property, provided that (i) no Event of Default exists under the Loan Documents; (ii) no more than the amount paid or incurred by Mortgagor in performing such Leasing Costs shall be reimbursed; (iii) Leasing Costs which consist of commissions payable to brokers shall not be affiliated with Mortgagor (other than HSA Commercial, Inc.); (iv) shall have been paid by Mortgagor and in any event shall not be reimbursed at a rate greater than the then-current market rate; and (v) funds shall be disbursed only with respect to space for which there is a fully executed lease with a tenant acceptable to Mortgagee, which Lease shall be approved by Mortgagee if required by the Loan Documents, shall be for a term of at least 5 years (unless otherwise approved by Mortgagee) and provide for not less than a market rent. In the event a lease has a term of less than 5 years, the Leasing Costs which would otherwise be reimbursed for such Lease shall be reduced by 20% for each year or portion thereof that the lease term is less than 5 years.

Disbursement shall occur following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Leasing Reserve and a certification by Mortgagor in the form annexed as Exhibit B that (i) the Leasing Costs consist of commissions payable to brokers at a rate not greater than the then-current market rate and that such leasing commissions have been paid by Mortgagor, and (ii) for Leasing Costs consisting of amounts required to be expended pursuant to the relevant Lease for tenant improvement or related costs or allowances therefor, said Leasing Costs have been incurred and paid for and the tenant under such Lease has taken possession of its demised premises and has begun to pay rent under its Lease subject to the expiration of any and all free rent, credit and similar periods, (b) satisfaction by Mortgagor (as reasonably determined by Mortgagee), with respect to requests for disbursements from the Leasing Reserve, of the disbursement conditions set forth above and in Section 1.8(a) of the Mortgage. In making any payment from the Leasing Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Interest on the funds contained in the Leasing Reserve shall be payable in accordance with Section 4.31 hereof. Mortgagee at Mortgagor’s cost and expense shall have the right to inspect the work performed hereunder as a condition to Mortgagee’s release of the Leasing Reserve.

2. Prepaid Rent Reserve. Contemporaneously with the execution hereof, Mortgagor has established with Mortgagee a reserve in the amount of $59,153.15 (the “Prepaid

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Rent Reserve”), by depositing such amount with Mortgagee and with respect thereto, hereby grants Mortgagee a security interest therein. The Prepaid Rent Reserve relates to rent prepaid by Midwest Office Interiors, Inc. through November 30, 2007. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the Prepaid Reserve, credit on behalf of Mortgagor the sum of $11,830.63 to be applied to the Monthly Payment Amount (as defined on the Note) commencing on July 5, 2007 and continuing on the 5th day of each month thereafter until the funds in the Prepaid Rent Reserve have been fully disbursed.

3. Goodyear Rent Reserve. Contemporaneously with the execution hereof, Mortgagor has established with Mortgagee a reserve in the amount of $19,262.00 (the “Goodyear Rent Reserve”), by depositing such amount with Mortgagee and with respect thereto, hereby grants Mortgagee a security interest therein. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, Mortgagee shall pay to Mortgagor all sums in the Goodyear Rent Reserve at such time as the tenant under the Lease with Goodyear Tire & Rubber Company is in full occupancy of its premises, open for business and paying full contractual rent under its Lease, with all free rent periods having expired. No interest shall be payable on sums in the Goodyear Rent Reserve.

4. Mortgagor hereby grants to Mortgagee, as additional security for payment of the Debt, a security interest in the Leasing Reserve, the Goodyear Rent Reserve and the Prepaid Rent Reserve. The Leasing Reserve, the Goodyear Rent Reserve and the Prepaid Rent Reserve shall not, unless otherwise explicitly required by applicable law, be deemed to be escrow or trust funds, but at Mortgagee’s option and in Mortgagee’s discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee.

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